Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, Henry A. Fernandez, Chairman and Chief Executive Officer of MSCI Inc. (the “Registrant”) and Andrew C. Wiechmann, Chief Financial Officer and Chief Strategy Officer of the Registrant, each hereby certifies that, to the best of his/her knowledge:

1.

The Registrant’s Quarterly Report on Form 10-Q for the period ended September 30, 2020 (the “Periodic Report”), to which this Certification is attached as Exhibit 32.1, fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Registrant at the end of the period covered by the Periodic Report and results of operations of the Registrant for the periods covered by the Periodic Report.

Date: October 28, 2020

/s/ Henry A. Fernandez	/s/ Andrew C. Wiechmann
Henry A. Fernandez Chairman and Chief Executive Officer (Principal Executive Officer)	Andrew C. Wiechmann Chief Financial Officer and Chief Strategy Officer (Principal Financial Officer)